NXP Announces Redemption of 3.875% Senior Notes Due 2026

Eindhoven, The Netherlands, April 20, 2026– NXP Semiconductors N.V. (NASDAQ: NXPI) ("NXP") announced today that its subsidiary, NXP B.V., together with NXP USA INC. and NXP Funding LLC, has redeemed the principal amount of US$750 million outstanding 3.875% senior notes due June 2026 (the “Notes”), in accordance with the terms of the applicable indenture covering the Notes.

“Our action today is an example of NXP’s consistent commitment to an effective capital allocation strategy, which we believe benefits all our shareholders. We will continue to actively allocate capital in a balanced manner through our ongoing open market share repurchases, predictable cash dividends as well as proactive management of our capital structure,” said Bill Betz, NXP Chief Financial Officer.

This announcement is for informational purposes only.

About NXP Semiconductors
NXP Semiconductors N.V. (NASDAQ: NXPI) is the trusted partner for innovative solutions in the automotive, industrial & IoT, mobile, and communications infrastructure markets. NXP's "Brighter Together" approach combines leading-edge technology with pioneering people to develop system solutions that make the connected world better, safer, and more secure. The company has operations in more than 30 countries and posted revenue of $12.27 billion in 2025. Find out more at www.nxp.com.

Forward-looking Statements
This document includes forward-looking statements which include statements regarding NXP’s business strategy, financial condition, results of operations, market data, as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; our ability to successfully introduce new technologies and products; the demand for the goods into which our products are incorporated; recent changes in global trade policy including tariffs and related trade actions announced by the U.S., China and other countries, potential increase of barriers to international trade, including the imposition of new or increased tariffs, and resulting disruptions to our established supply chains; the impact of government actions and regulations, including as a result of executive orders, including restrictions on the export of products and technology; increasing and evolving cybersecurity threats and privacy risks; our ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them; our ability to secure adequate and timely supply of equipment and materials from suppliers; our ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; our ability to form strategic partnerships and joint ventures and successfully cooperate with our strategic alliance partners; our ability to win competitive bid selection processes; our ability to develop products for use in our customers’ equipment and products; our ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia, and the continued hostilities and armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; our ability to maintain good relationships with our suppliers; our ability to integrate acquired businesses in an efficient and effective manner; our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet our debt service, research and development and capital investment requirements; and a change in tax laws could have an effect on our estimated effective tax rates. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak to results only as of the date the statements were made. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

For further information, please contact:

Investors: Media:
Jeff Palmer Paige Iven
jeff.palmer@nxp.com paige.iven@nxp.com
+1 408 205 0687 +1 817 975 0602

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